EXHIBIT 10.33

A.M. CASTLE & CO.

CEO RESTRICTED STOCK UNIT AWARD AGREEMENT

GRANTEE: Scott Dolan

NUMBER OF RESTRICTED STOCK UNITS: ________________

GRANT DATE: _____________

This is an award agreement (the "Award Agreement") between A.M. Castle & Co., a Maryland corporation (the "Corporation"), and the individual named above (the "Grantee").  Subject to the conditions set forth herein, the Corporation hereby grants to the Grantee, as of the Grant Date specified above, the above-stated number of Restricted Stock Units, as an employment inducement award pursuant to Section 303A.08 of the New York Stock Exchange Listed Company Manual.

1. Vesting.  Subject to Sections 2, 3 and 4, the Corporation shall deliver to the Grantee one share of Common Stock for each whole Restricted Stock Unit that vests in accordance with the terms of this Award Agreement.  Subject to the terms and conditions of this Award Agreement, the Restricted Share Units shall vest as follows:

NUMBER OF SHARES: [25% of award]	VESTED ON OR AFTER: [one year]
NUMBER OF SHARES: [25% of award]	VESTED ON OR AFTER: [two years]
NUMBER OF SHARES: [25% of award]	VESTED ON OR AFTER: [three years]
NUMBER OF SHARES: [25% of award]	VESTED ON OR AFTER: [four years]

2. Delivery of Shares.  The number of shares of Common Stock that the Grantee earns under Section 1 will be delivered to the Grantee as soon as administratively practicable after the respective vesting date; provided, however, that in lieu of shares of Common Stock, the payment may be made in cash or other equity based property or any combination thereof, as the Committee may determine in its sole discretion.  No fractional shares will be delivered pursuant to this Award and fractional shares shall be rounded down.

3. Employment Termination.  If the Grantee’s employment with the Corporation terminates prior to the Final Vesting Date for any reason, Grantee shall forfeit all outstanding Restricted Stock Units remaining subject to this Award on the date of such termination, except to the extent otherwise expressly provided in the October 10, 2012 offer letter or a change-in-control or severance agreement between the Corporation and the Grantee.

4.  Transferability.  The Restricted Stock Units shall not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner, whether by the operation of law or otherwise.  Any attempted transfer of the Restricted Stock Units prohibited by this Section 4 shall be null and void.

5.  Adjustments.   In the event of any change in the outstanding shares of Common Stock of the Corporation by reason of any stock dividend, split, spinoff, recapitalization, merger, consolidation, combination, exchange of shares or other similar change, the terms and the number of shares of Restricted Stock Units shall be equitably adjusted by the Committee.  Adjustments under this Section 5 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

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6.   Withholding.  The Grantee is responsible for all applicable federal, state and local income and employment taxes (including taxes of any foreign jurisdiction) which the Corporation is required to withhold at any time with respect to the Restricted Stock Units to satisfy its minimum statutory withholding requirements.  Such payment shall be made in full at the Grantee’s election, in cash or check, by withholding from the Grantee’s next normal payroll check, or by the tender of shares of Common Stock payable under this Award.  Shares of Common Stock tendered as payment of required withholding shall be valued at the closing price per share of Common Stock on the date such withholding obligation arises or, if the Common Stock is not traded on that date, on the next preceding date on which the Common Stock was so traded.

7. Miscellaneous

(a)           Disclaimer of Rights.  Nothing contained herein shall constitute an obligation for continued employment or interfere in any way with the right of the Corporation or any subsidiary thereof to terminate the employment or service of the Grantee at any time.

(b)           Rights Unsecured.  The Grantee shall have only the Corporation’s unfunded, unsecured promise to pay pursuant to the terms of this Award.  The Grantee’s rights shall be that of an unsecured general creditor of the Corporation and the Grantee shall not have any security interest in any assets of the Corporation.

(c)           No Adjustment for Dividends.   The number of Restricted Stock Units shall not be adjusted for the payment of any cash dividend on shares of common stock of the Corporation before the issuance of a stock certificate representing the earned Award.

(d)           Offset.   The Corporation may deduct from amounts otherwise payable under this Award all amounts owed by the Grantee to the Corporation and its affiliates to the maximum extent permitted by applicable law.

(e)           Rights as Shareholder.  Subject to Section 7(c) of this Agreement, the Grantee shall have the same rights as a shareholder of the Corporation in respect to the Restricted Stock Units, except that the Restricted Stock Units shall not include the right to vote until and unless the Restricted Stock Units have vested and ownership of shares of Common Stock represented by the Restricted Stock Units have been transferred to (or on behalf of) the Grantee.

(f)            Amendment. This Award Agreement may be amended only by a writing executed by the Corporation and the Grantee that specifically states that it is amending this Award Agreement. Notwithstanding the foregoing, this Award Agreement may be amended solely by the Committee by a writing which specifically states that it is amending this Award Agreement, so long as a copy of such amendment is delivered to the Grantee, and provided that no such amendment adversely affecting the rights of the Grantee hereunder may be made without the Grantee’s written consent. Without limiting the foregoing, the Committee reserves the right to change, by written notice to the Grantee, the provisions of the Restricted Stock Units or this Award Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling or judicial decisions, provided that any such change shall be applicable only to the Restricted Stock Units which are than subject to restrictions as provided herein.

 (g)           Severability.  If any term, provision, covenant or restriction contained herein is held by a court or a federal regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.

(h)            Controlling Law.  The Award shall be construed, interpreted and applied in accordance with the law of the State of Illinois, without giving effect to the choice of law provisions thereof.  The Grantee agrees to irrevocably submit any dispute arising out of or relating to this Award to the exclusive concurrent jurisdiction of the state and federal courts located in Illinois.  The Grantee also irrevocably waive, to the fullest extent permitted by applicable law, any objection the Grantee may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute, and the Grantee agree to accept service of legal process from the courts of Illinois.

(i)           Code Section 409A Compliance.  To the extent applicable, it is intended that this Award not be subject to or otherwise comply with the provisions of Code Section 409A, so that the income inclusion provisions of Code Section 409A(a)(1) do not apply. This Award shall be interpreted and administered in a manner consistent with this intent, and any provision that would cause the Award to fail to satisfy Code Section 409A shall have no force and effect until amended to comply with Code Section 409A (which amendment may be retroactive to the extent permitted by Code Section 409A and may be made by the Corporation without the Grantee’s consent).  .

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8.  Definitions.   As used herein, the following terms shall be defined as set forth below:

(a)           “Award” means the Restricted Stock Unit Award to the Grantee as set forth herein, and as may be amended as provided herein.

(b)           “Board” means the Corporation’s Board of Directors.

(d)           “Code” means the Internal Revenue Code of 1986, as amended.

(e)           “Committee” means the Human Resources Committee of the Board.

(f)            “Common Stock” means the Corporation’s $.01 par value common stock.

(g)           “Final Vesting Date” means the fourth anniversary of the Grant Date.

(h)            “Grant Date” means the date this Award is made to the Grantee, as set forth on the first page of this Award Agreement.

(i)             “Restricted Stock Unit” means a bookkeeping entry that records the equivalent of one share of Common Stock.

The Corporation and the Grantee hereby agree to the terms and conditions of this Award Agreement and have executed it as of the Date of Grant set forth above.

A. M. CASTLE & CO.

____________________________________
By: Robert J. Perna
Its: Vice President, General Counsel & Secretary

Grantee:

____________________________________
Scott Dolan

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